Exhibit 99.1

AptarGroup Reports Record Fourth Quarter and Annual Earnings

CRYSTAL LAKE, Ill.--(BUSINESS WIRE)--February 9, 2017--AptarGroup, Inc. (NYSE:ATR) today announced record fourth quarter and annual earnings for 2016.

Fourth Quarter Summary

  Reported sales declined 1%; sales growth in Pharma and Food + Beverage offset by decline in Beauty + Home and the impact of the stronger U.S. dollar
  Segment income margins improved in Pharma and Beauty + Home
  Reported earnings per share of $0.77 vs. $0.68 in the prior year (+ 13%)
  Comparable adjusted earnings per share of $0.69 vs. $0.65 in the prior year (+ 6%)

Annual Summary

  Reported sales increased 1%
  Reported annual earnings per share of $3.17 vs. $3.09 in the prior year (+ 3%)
  Comparable adjusted annual earnings per share of $3.13 vs. $2.97 in the prior year (+ 5%)
  Reported annual net income (9% of net sales) increased to $206 million (+ 3%)
  Adjusted annual EBITDA (20% of net sales) increased to $476 million (+ 5%)
  Paid increased annual dividend for the 23rd consecutive year (current annualized dividend is $1.28 per share).

CEO Transition

As previously reported, Stephan B. Tanda was appointed President and CEO effective February 1, 2017, succeeding Stephen J. Hagge who had earlier announced his intention to retire after 35 years of distinguished service. Mr. Hagge will remain with AptarGroup until the end of March to facilitate a smooth transition and will continue to serve on AptarGroup’s Board of Directors.

Fourth Quarter Results

For the quarter ended December 31, 2016, reported sales decreased 1% to $539 million from $547 million a year ago. Excluding the negative impact from changes in currency exchange rates and the positive impact from acquisitions, core sales decreased by 2%.

Fourth Quarter Segment Sales Analysis
(Change Over Prior Year)

	Beauty +		Food +	Total
	Home	Pharma	Beverage	AptarGroup
Core Sales Growth	(7%)	2%	7%	(2%)
Acquisitions	5%	2%	0%	3%
Currency Effects (1)	(2%)	(3%)	(2%)	(2%)
Total Reported Sales Growth	(4%)	1%	5%	(1%)

(1) - Currency effects are approximated by translating last year's amounts at this year's foreign exchange rates.

Commenting on the quarter, Stephen Hagge said, “Our Beauty + Home segment continued to be affected by challenging conditions across each of the markets served. Our Pharma segment had another good quarter with solid growth in sales to the consumer health care and injectables markets being partially offset by weaker demand from the prescription drug market where we experienced year-end destocking among certain customers. Our Food + Beverage segment reported excellent growth, in part due to higher demand from the Asian beverage market. Despite some of the challenges we faced, we expanded margins in two of our three segments over the prior year, achieved an operating income margin of approximately 12% and an EBITDA margin of 20% and reported record earnings per share.”

AptarGroup reported earnings per share of $0.77 compared to $0.68 a year ago. Comparable adjusted earnings per share grew 6% to $0.69 compared to $0.65 a year ago.

Annual Results

For the year ended December 31, 2016, reported sales increased 1% to $2.33 billion from $2.32 billion a year ago. Excluding the negative impact from changes in currency exchange rates and the positive impact from acquisitions, core sales were even with the prior year.

Annual Segment Sales Analysis
(Change Over Prior Year)

	Beauty +		Food +	Total
	Home	Pharma	Beverage	AptarGroup
Core Sales Growth	(2%)	5%	1%	0%
Acquisitions	4%	1%	0%	3%
Currency Effects (1)	(3%)	(2%)	(2%)	(2%)
Total Reported Sales Growth	(1%)	4%	(1%)	1%

(1) - Currency effects are approximated by translating last year's amounts at this year's foreign exchange rates.

Hagge commented on the year-to-date results, “It was a difficult year to deliver growth in our Beauty + Home segment due to weak market conditions. We had excellent performance from the acquired Mega Airless business that will continue to play an important part of this segment’s growth and we deployed new technologies that have much potential. Our Pharma segment had another excellent year, reporting growth across each market. Our Food + Beverage segment performed well despite facing challenging demand in the Asian beverage market. All things considered, we did an excellent job of maintaining or growing adjusted EBITDA margins across our business segments, achieving a consolidated operating income margin of 13% and adjusted EBITDA margin of 20% and reporting record annual earnings per share.”

For the year 2016, AptarGroup reported earnings per share of $3.17 compared to $3.09 a year ago. Comparable adjusted earnings per share grew 5% to $3.13 compared to $2.97 for 2015.

Outlook

Commenting on AptarGroup’s outlook, Stephan Tanda said, “As I look to 2017, I am excited by the opportunities to develop new business, execute on customer projects and focus on growth. Similar to many companies, we will face some degree of uncertainty as various political environments shift and settle, but we will remain focused on our customers and end consumers in order to drive new technologies to market. I am particularly encouraged by the opportunities we see to further penetrate and grow in relatively newer categories such as color cosmetics, sampling and promotion, facial skin care, pain management, ophthalmics, dermal treatments and infant nutrition, among others. We will continue to seek new business and invest in profitable growth opportunities, while at the same time manage our cost structure. We have an excellent balance sheet that allows us to pursue our balanced capital allocation strategy.”

AptarGroup expects earnings per share for the first quarter, excluding any potential impacts of the timing of costs incurred and any related insurance reimbursements associated with the Aptar Annecy facility fire, to be in the range of $0.72 to $0.77 compared to $0.67 per share reported in the prior year. Our guidance range does not include any potential impact from our anticipated adoption of the new accounting standard for share-based compensation. Adjusting for special items in the prior year, comparable adjusted earnings per share for the prior year were approximately $0.74.

Open Conference Call

There will be a conference call on Friday, February 10, 2017 at 8:00 a.m. Central Time to discuss AptarGroup’s fourth quarter and annual results for 2016. The call will last approximately one hour. Interested parties are invited to listen to a live webcast by visiting the Investor Relations page at www.aptar.com. Replay of the conference call can also be accessed on the Investor Relations page of the website.

AptarGroup, Inc. is a leading global supplier of a broad range of innovative dispensing and sealing solutions for the beauty, personal care, home care, prescription drug, consumer health care, injectables, food and beverage markets. AptarGroup is headquartered in Crystal Lake, Illinois, with manufacturing facilities in North America, Europe, Asia and South America. For more information, visit www.aptar.com.

Presentation of Non-GAAP Information

This press release refers to certain non-GAAP financial measures, including adjusted earnings per share and adjusted EBITDA, which exclude the impact of transaction costs and purchase accounting adjustments that affected inventory values related to the Mega Airless acquisition, certain items included in the provision for income taxes (primarily a significant tax refund that was recorded in the first quarter of 2016 and certain adjustments related to income tax incentives recorded in the fourth quarter of 2016), income from a change in the method of valuing inventory (from LIFO to FIFO) that was recorded in the second quarter of 2015, transaction costs associated with the Mega Airless acquisition and a gain on insurance recovery recorded in the fourth quarter of 2015. Comparable core sales and adjusted earnings per share also exclude the impact of foreign currency translation effects. Non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures provided by other companies. AptarGroup’s management believes these non-GAAP financial measures provide useful information to our investors because they allow for a better period over period comparison of operating results by removing the impact of items that, in management’s view, do not reflect AptarGroup’s core operating performance. These non-GAAP financial measures also provide investors with certain information used by AptarGroup’s management when making financial and operational decisions. These non-GAAP financial measures should not be considered in isolation or as a substitute for GAAP financial results, but should be read in conjunction with the unaudited condensed consolidated statements of income and other information presented herein. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures is included in the accompanying tables.

This press release contains forward-looking statements, including certain statements set forth under the “Outlook” section of this press release. Words such as “expects,” “anticipates,” “believes,” “estimates,” “future” and other similar expressions or future or conditional verbs such as “will,” “should,” “would” and “could” are intended to identify such forward-looking statements. Forward-looking statements are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are based on our beliefs as well as assumptions made by and information currently available to us. Accordingly, our actual results may differ materially from those expressed or implied in such forward-looking statements due to known or unknown risks and uncertainties that exist in our operations and business environment including, but not limited to, the possible impact and consequences of the fire at the Company’s facility in Annecy, France; economic conditions worldwide including potential deflationary conditions in regions we rely on for growth; political conditions worldwide; significant fluctuations in foreign currency exchange rates; changes in customer and/or consumer spending levels; financial conditions of customers and suppliers; consolidations within our customer or supplier bases; fluctuations in the cost of materials, components and other input costs; the availability of raw materials and components; our ability to successfully implement facility expansions and new facility projects; our ability to increase prices, contain costs and improve productivity; changes in capital availability or cost, including interest rate fluctuations; volatility of global credit markets; cybersecurity threats that could impact our networks and reporting systems; fiscal and monetary policies and other regulations, including changes in tax rates; direct or indirect consequences of acts of war or terrorism; work stoppages due to labor disputes; and competition, including technological advances. For additional information on these and other risks and uncertainties, please see our filings with the Securities and Exchange Commission, including the discussion under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Form 10-Ks and Form 10-Qs. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

AptarGroup, Inc.
Condensed Consolidated Financial Statements (Unaudited)
(In Thousands, Except Per Share Data)
Consolidated Statements of Income

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015

Net Sales	$538,868	$546,773	$2,330,934	$2,317,149
Cost of Sales (exclusive of depreciation and amortization shown below) (1)	352,963	359,969	1,498,070	1,502,650
Selling, Research & Development and Administrative (2)	81,721	84,592	367,562	351,461
Depreciation and Amortization	38,858	35,229	154,802	138,893
Operating Income	65,326	66,983	310,500	324,145
Other Income/(Expense):
Interest Expense	(8,690)	(9,169)	(35,237)	(34,615)
Interest Income	884	998	2,643	5,596
Equity in Results of Affiliates	(4)	17	(191)	(718)
Miscellaneous, net (3)	3,777	2,915	2,782	163
Income before Income Taxes	61,293	61,744	280,497	294,571
Provision for Income Taxes	11,706	18,351	74,893	95,276
Net Income	$49,587	$43,393	$205,604	$199,295

Net (Income)/Loss Attributable to Noncontrolling Interests	(6)	(2)	(14)	53
Net Income Attributable to AptarGroup, Inc.	$49,581	$43,391	$205,590	$199,348
Net Income Attributable to AptarGroup, Inc. per Common Share:
Basic	$0.79	$0.69	$3.27	$3.19
Diluted	$0.77	$0.68	$3.17	$3.09

Average Numbers of Shares Outstanding:
Basic	62,586	62,461	62,804	62,585
Diluted	64,220	64,266	64,849	64,492

Notes to the Condensed Consolidated Financial Statements:

(1) Cost of Sales included approximately $2.6 million of purchase accounting adjustments related to the Mega Airless acquisition for the year ended December 31, 2016 and approximately $7.4 million of income related to a change in inventory valuation methodology recorded in the second quarter of 2015 for the year ended December 31, 2015.

(2) Selling, Research & Development and Administrative included approximately $5.6 million and $1.9 million of costs related to the Mega Airless acquisition for the year ended December 31, 2016 and the quarter and year ended December 31, 2015, respectively.

(3) Miscellaneous, net included approximately $2.9 million of gain on an insurance recovery for the quarter and year ended December 31, 2015.

AptarGroup, Inc.
Condensed Consolidated Financial Statements (Unaudited)
(continued)
(In Thousands)
Consolidated Balance Sheets

	December 31, 2016	December 31, 2015
ASSETS

Cash and Equivalents	$466,287	$489,901
Short-term Investments	-	29,816
Total Cash and Equivalents, and Short-term Investments	466,287	519,717
Receivables, net	433,127	391,571
Inventories	296,914	294,912
Other Current Assets	73,842	88,794
Total Current Assets	1,270,170	1,294,994
Net Property, Plant and Equipment	784,321	765,383
Goodwill, net	407,522	310,240
Other Assets	144,772	66,428
Total Assets	$2,606,785	$2,437,045

LIABILITIES AND EQUITY

Short-Term Obligations	$173,816	$56,967
Accounts Payable and Accrued Liabilities	369,139	354,928
Total Current Liabilities	542,955	411,895
Long-Term Obligations	772,737	760,848
Deferred Liabilities	116,851	114,596
Total Liabilities	1,432,543	1,287,339

AptarGroup, Inc. Stockholders' Equity	1,173,950	1,149,411
Noncontrolling Interests in Subsidiaries	292	295
Total Equity	1,174,242	1,149,706

Total Liabilities and Equity	$2,606,785	$2,437,045

AptarGroup, Inc.
Reconciliation of Adjusted EBIT and Adjusted EBITDA to Net Income (Unaudited)
(In Thousands)

	Three Months Ended
	December 31, 2016

		Beauty +		Food +	Corporate
	Consolidated	Home	Pharma	Beverage	& Other	Net Interest
Net Sales	$538,868	290,399	176,110	72,359	-	-

Reported net income	$49,587
Reported income taxes	11,706
Reported income before income taxes	61,293	21,114	52,169	4,720	(8,904)	(7,806)
Adjustments:
None

Adjusted earnings before income taxes	61,293	21,114	52,169	4,720	(8,904)	(7,806)
Interest expense	8,690					8,690
Interest income	(884)					(884)
Adjusted earnings before net interest and taxes (Adjusted EBIT)	69,099	21,114	52,169	4,720	(8,904)	-
Depreciation and amortization	38,858	21,123	9,974	5,931	1,830	-
Adjusted earnings before net interest, taxes, depreciation and amortization (Adjusted EBITDA)	$107,957	$42,237	$62,143	$10,651	$(7,074)	$-

Segment income margins		7.3%	29.6%	6.5%
Adjusted EBITDA margins (Adjusted EBITDA / Reported Net Sales)	20.0%	14.5%	35.3%	14.7%

	Three Months Ended
	December 31, 2015

		Beauty +		Food +	Corporate
	Consolidated	Home	Pharma	Beverage	& Other	Net Interest
Net Sales	$546,773	302,770	174,824	69,179	-	-

Reported net income	$43,393
Reported income taxes	18,351
Reported income before income taxes	61,744	20,178	50,105	5,454	(5,822)	(8,171)
Adjustments:
Transaction costs related to the Mega Airless acquisition	1,892				1,892
Gain on insurance recovery	(2,900)				(2,900)
Adjusted earnings before income taxes	60,736	20,178	50,105	5,454	(6,830)	(8,171)
Interest expense	9,169					9,169
Interest income	(998)					(998)
Adjusted earnings before net interest and taxes (Adjusted EBIT)	68,907	20,178	50,105	5,454	(6,830)	-
Depreciation and amortization	35,229	18,375	9,309	5,630	1,915	-
Adjusted earnings before net interest, taxes, depreciation and amortization (Adjusted EBITDA)	$104,136	$38,553	$59,414	$11,084	$(4,915)	$-

Segment income margins		6.7%	28.7%	7.9%
Adjusted EBITDA margins (Adjusted EBITDA / Reported Net Sales)	19.0%	12.7%	34.0%	16.0%

AptarGroup, Inc.
Reconciliation of Adjusted EBIT and Adjusted EBITDA to Net Income (Unaudited)
(In Thousands)

	Year Ended
	December 31, 2016

		Beauty +		Food +	Corporate &
	Consolidated	Home	Pharma	Beverage	Other	Net Interest
Net Sales	$2,330,934	1,261,086	741,473	328,375	-	-

Reported net income	$205,604
Reported income taxes	74,893
Reported income before income taxes	280,497	100,569	219,039	37,697	(44,214)	(32,594)
Adjustments:
Transaction costs related to the Mega Airless acquisition	5,640				5,640
Purchase accounting adjustments related to Mega Airless inventory	2,577	2,151	426
Adjusted earnings before income taxes	288,714	102,720	219,465	37,697	(38,574)	(32,594)
Interest expense	35,237					35,237
Interest income	(2,643)					(2,643)
Adjusted earnings before net interest and taxes (Adjusted EBIT)	321,308	102,720	219,465	37,697	(38,574)	-
Depreciation and amortization	154,802	84,273	39,776	23,891	6,862	-
Adjusted earnings before net interest, taxes, depreciation and amortization (Adjusted EBITDA)	$476,110	$186,993	$259,241	$61,588	$(31,712)	$-

Segment income margins		8.0%	29.5%	11.5%
Adjusted EBITDA margins (Adjusted EBITDA / Reported Net Sales)	20.4%	14.8%	35.0%	18.8%

	Year Ended
	December 31, 2015

		Beauty +		Food +	Corporate &
	Consolidated	Home	Pharma	Beverage	Other	Net Interest
Net Sales	$2,317,149	1,272,946	712,220	331,983	-	-

Reported net income	$199,295
Reported income taxes	95,276
Reported income before income taxes	294,571	98,707	210,509	42,731	(28,357)	(29,019)
Adjustments:
Change in inventory valuation methods (from LIFO to FIFO)	(7,427)				(7,427)
Transaction costs related to the Mega Airless acquisition	1,892				1,892
Gain on insurance recovery	(2,900)				(2,900)
Adjusted earnings before income taxes	286,136	98,707	210,509	42,731	(36,792)	(29,019)
Interest expense	34,615					34,615
Interest income	(5,596)					(5,596)
Adjusted earnings before net interest and taxes (Adjusted EBIT)	315,155	98,707	210,509	42,731	(36,792)	-
Depreciation and amortization	138,893	75,289	36,008	21,347	6,249	-
Adjusted earnings before net interest, taxes, depreciation and amortization (Adjusted EBITDA)	$454,048	$173,996	$246,517	$64,078	$(30,543)	$-

Segment income margins		7.8%	29.6%	12.9%
Adjusted EBITDA margins (Adjusted EBITDA / Reported Net Sales)	19.6%	13.7%	34.6%	19.3%

AptarGroup, Inc.
Reconciliation of Adjusted Earnings Per Diluted Share (Unaudited)
($ in thousands, except per share information)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015

Income before Income Taxes	$61,293	$61,744	$280,497	$294,571

Adjustments:
Transaction costs related to the Mega Airless acquisition		1,892	5,640	1,892
Purchase accounting adjustments related to Mega Airless inventory			2,577
Change in inventory valuation methods (from LIFO to FIFO)				(7,427)
Gain on insurance recovery		(2,900)		(2,900)
Foreign currency effects (1)		(704)		(3,572)
Adjusted Income before Income Taxes	$61,293	$60,032	$288,714	$282,564

Provision for Income Taxes	$11,706	$18,351	$74,893	$95,276

Adjustments:
Net effect of items included in the Provision for Income Taxes (2)	5,345		8,268
Transaction costs related to the Mega Airless acquisition		354	1,483	354
Purchase accounting adjustments related to Mega Airless inventory			859
Change in inventory valuation methods (from LIFO to FIFO)				(2,599)
Gain on insurance recovery		(986)		(986)
Foreign currency effects (1)		400		(706)
Adjusted Provision for Income Taxes	$17,051	$18,119	$85,503	$91,339

Net (Income)/Loss Attributable to Noncontrolling Interests	$(6)	$(2)	$(14)	$53

Net Income Attributable to AptarGroup, Inc.	$49,581	$43,391	$205,590	$199,348

Adjustments:
Net effect of items included in the Provision for Income Taxes (2)	(5,345)		(8,268)
Transaction costs related to the Mega Airless acquisition		1,538	4,157	1,538
Purchase accounting adjustments related to Mega Airless inventory			1,718
Change in inventory valuation methods (from LIFO to FIFO)				(4,828)
Gain on insurance recovery		(1,914)		(1,914)
Foreign currency effects (1)		(1,104)		(2,866)
Adjusted Net Income Attributable to AptarGroup, Inc.	$44,236	$41,911	$203,197	$191,278

Average Number of Diluted Shares Outstanding	64,220	64,266	64,849	64,492

Net Income Attributable to AptarGroup, Inc. Per Diluted Share	$0.77	$0.68	$3.17	$3.09

Adjustments:
Net effect of items included in the Provision for Income Taxes (2)	(0.08)		(0.13)
Transaction costs related to the Mega Airless acquisition		0.02	0.06	0.02
Purchase accounting adjustments related to Mega Airless inventory			0.03
Change in inventory valuation methods (from LIFO to FIFO)				(0.07)
Gain on insurance recovery		(0.03)		(0.03)
Foreign currency effects (1)		(0.02)		(0.04)
Adjusted Net Income Attributable to AptarGroup, Inc. Per Diluted Share	$0.69	$0.65	$3.13	$2.97

(1) Foreign currency effects are approximations of the adjustment necessary to state the prior year earnings and earnings per share using current period foreign currency exchange rates.

(2) Items included in the Provision for Income Taxes primarily reflect the release of income tax uncertainties, the effect of a French income tax refund and adjustments related to certain tax incentives.

AptarGroup, Inc.
Reconciliation of Adjusted Earnings Per Diluted Share (Unaudited)
($ in thousands, except per share information)

	Three Months Ended
	March 31,
	Expected 2017	2016

Income before Income Taxes		$59,845

Adjustments:
Transaction costs related to the Mega Airless acquisition		5,640
Purchase accounting adjustments related to Mega Airless inventory		2,577
Foreign currency effects (1)		(2,200)
Adjusted Income before Income Taxes		$65,862

Provision for Income Taxes		$15,979

Adjustments:
Transaction costs related to the Mega Airless acquisition		1,483
Purchase accounting adjustments related to Mega Airless inventory		859
Foreign currency effects (1)		(588)
Adjusted Provision for Income Taxes		$17,733

Net (Income)/Loss Attributable to Noncontrolling Interests		$(3)

Net Income Attributable to AptarGroup, Inc.		$43,863

Adjustments:
Transaction costs related to the Mega Airless acquisition		4,157
Purchase accounting adjustments related to Mega Airless inventory		1,718
Foreign currency effects (1)		(1,612)
Adjusted Net Income Attributable to AptarGroup, Inc.		$48,126

Average Number of Diluted Shares Outstanding		65,063

Net Income Attributable to AptarGroup, Inc. Per Diluted Share (2)	$0.72 - $0.77	$0.67

Adjustments:
Transaction costs related to the Mega Airless acquisition		0.06
Purchase accounting adjustments related to Mega Airless inventory		0.03
Foreign currency effects (1)		(0.02)
Adjusted Net Income Attributable to AptarGroup, Inc. Per Diluted Share (2)	$0.72 - $0.77	$0.74

(1) Foreign currency effects are approximations of the adjustment necessary to state the prior year earnings per share using foreign currency exchange rates as of December 31, 2016.

(2) AptarGroup’s expected earnings per share range for the first quarter of 2017 excludes any potential impacts from our anticipated adoption of the new accounting standard for share-based compensation and any potential effects of the timing of costs incurred and the related insurance reimbursements associated with the Aptar Annecy facility fire, which amounts cannot be reasonably estimated.

CONTACT:
Matthew DellaMaria
AptarGroup, Inc.
815-477-0424